UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999-18th Street, Suite 1740, Denver, Colorado 80202
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (303) 629-1125

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As more fully described below in this Current Report on Form 8-K, on March 30, 2007, the stockholders of Rancher Energy Corp. (the “Company”), approved Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) at a Special Meeting of Stockholders (the “Special Meeting”). The Amended and Restated Articles were filed with the Secretary of State of the State of Nevada and are being filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The effective date of the Amended and Restated Articles is March 30, 2007.

A description of the provisions of the Articles of Incorporation that were amended and restated was previously disclosed in the definitive proxy statement on Form DEF 14A filed with the Securities and Exchange Commission (“SEC”) on March 9, 2007 (the “Definitive Proxy Statement”).

Item 7.01. Regulation FD Disclosure.

On March 30, 2006, the Company issued a press release attached hereto as Exhibit 99.1 (the “Press Release”) announcing that at the Special Meeting that occurred on March 30, 2007 the Company’s stockholders approved the adoption of the proposals set forth in the Definitive Proxy Statement. The Press Release is incorporated by reference herein and furnished pursuant to Item 7.01 of Form 8-K.

The information in this Current Report on Form 8-K under this item 7.01, including the information set forth in Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 8.01. Other Events.

Automatic Conversion of Convertible Notes

As a result of the Special Meeting and the approval by the stockholders of the increase in the Company’s authorized shares of common stock, the convertible notes (the “Convertible Notes”) that were issued as part of the private placement, which is more fully described in the Current Reports on Form 8-K filed with the SEC on December 27, 2006, January 8, 2007 and January 25, 2007 (the “Private Placement”), automatically converted into an aggregate of 6,996,342 shares of common stock. The Convertible Notes automatically converted pursuant to Section 3(c)(v) of the Convertible Note, the form of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on January 8, 2007. On April 2, 2007, the Company began mailing a Notice of Automatic Conversion of the Convertible Notes (“Notice of Conversion”) to each Convertible Note holder along with a common stock certificate representing the conversion shares.

Following the conversion of the Convertible Notes and the issuance of the underlying shares of common stock, the Company will have a total of 102,041,432 shares of common stock issued and outstanding.

Warrants and Options

In conjunction with the Private Placement and as further described in the Current Report on Form 8-K filed with the SEC on December 18, 2007, in December 2007 certain holders of then outstanding warrants to purchase shares of the Company’s common stock and the holders of outstanding options to purchase shares of the Company’s common stock, waived their ability to exercise their respective warrants or options until the Company’s authorized shares of common stock were increased. The form of agreement pursuant to which the foregoing warrant and option holders waived their ability to exercise their warrants or options, as applicable, were filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed with the SEC on December 18, 2007.

Additionally, the warrants to purchase shares of the Company’s common stock issued as part of and in conjunction with the Private Placement, as more fully described in the Current Reports on Form 8-K filed with the SEC on December 27, 2006, January 8, 2007 and January 25, 2007, became exercisable upon the approval of the stockholders of the increase in the Company’s authorized shares at the Special Meeting and upon the filing of the Amended and Restated Articles with the Secretary of State of the State of Nevada. Following the Special Meeting and the filing of the Amended and Restated Articles, there are warrants to purchase, in the aggregate, 75,710,550 shares of the Company’s common stock that are currently exercisable. In addition, there are options to purchase, in the aggregate, 6,335,000 shares of the Company’s common stock that are now exercisable or may become exercisable subject to their respective vesting terms.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 3.1	Amended and Restated Articles of Incorporation

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ John Works
Name:	John Works
Title:	President & Chief Executive Officer

Dated: April 2, 2007

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	Amended and Restated Articles of Incorporation

Exhibit 99.1	Press Release